Exhibit 23


                    Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement(Form S-8 No. 333-9798) pertaining to the BP Amoco Employee Savings Plan (formerly Amoco Employee Savings Plan) of BP Amoco p.l.c. of our report dated June 22, 2000, with respect to the financial statements and schedule of the BP Amoco Employee Savings Plan included in this Annual Report(Form 11-K) for the year ended December 31, 1999.




Chicago, Illinois                            Ernst & Young LLP
June 26, 2000

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